UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In December 2007, ACI Worldwide, Inc. (“ACI”) and International Business Machines Corporation (“IBM”) entered into a master alliance agreement. The terms of the agreement are summarized in and the agreement is filed as an exhibit to ACI’s Quarterly Report on Form 10-Q for the period ended June 30, 2009. The agreement related to the joint marketing and optimization of ACI’s electronic payments application software and IBM’s hardware and software platforms and services. The stated term of the agreement was five years, subject to extension for successive two-year terms. On December 16, 2011, the parties determined that the agreement would not be extended beyond its initial five-year term. As a result, the term of the agreement will expire on December 16, 2012. Nonetheless, ACI expects to continue its relationship with IBM after 2012 and the parties are engaged in discussions regarding the terms of their relationship after December 16, 2012. There can be no assurance as to the outcome of such discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, General Counsel and Secretary